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                                                                 Exhibit 10.32

                                                          Master Lease No. 701

               MASTER LEASE OF TERMS AND CONDITIONS FOR LEASE

   MASTER LEASE OF TERMS AND CONDITIONS FOR LEASE MADE AS OF AUGUST 3, 1999,
     BETWEEN TLP LEASING PROGRAMS, INC., HAVING ITS CHIEF EXECUTIVE OFFICES
        AT ONE FINANCIAL CENTER, 21ST FLOOR, BOSTON, MA 02111 ("LESSOR")
         AND HEALTHGATE DATA CORP., A MASSACHUSETTS CORPORATION, HAVING
           ITS CHIEF EXECUTIVE OFFICES AT 25 CORPORATE DRIVE, SUITE 310,
                 BURLINGTON, MA 01803 ("LESSEE") ("MASTER LEASE")

1.  LEASE
On the terms and conditions of its Master Lease, Lessor shall lease to Lessee, and Lessee shall hire from Lessor, the units of personal property which shall include software (collectively the "Equipment" and individually a "Unit" or "Item") described in the Schedule(s) which shall incorporate this Master Lease. Each Schedule shall constitute a separate, and independent lease and contractual obligation of Lessee. The term "Lease" shall refer to an individual Schedule which incorporates this Master Lease of Terms and Conditions for Lease. In the event of any inconsistency or conflict between the terms and provisions of this Master Lease and the terms and provisions of the Equipment Schedule, the terms and provisions of the Equipment Schedule shall prevail. Until a Lease is duly executed by Lessor, a Lease signed by Lessee constitutes an irrevocable offer by Lessee to lease from Lessor.

2.  TERM
a. The term of the Lease shall be comprised of an Installation Term and a Base Term. The Installation Term shall commence on the date of installation ("Installation Date") and terminate on the first day of the month following the Installation Date. The first day of the month following the Installation Date shall be known as the Base Term Commencement Date. The Base Term of the Lease shall begin on the Base Term Commencement Date, and may, as provided in Subsection 2(b), terminate on the last day of the last month of the Base Term. The Installation Date for any Item shall be the earlier of either (i) the date on which the entity responsible for installing such Item certifies that the Item is installed and placed in good working order, or (ii) if Lessee has caused a delay in the installation of an Item, seven days from the date the Item is delivered to the equipment location specified in the Schedule.

b. A Lease may be terminated as of the last day of the last month of the Base Term or later, by written notice given by either Lessor or Lessee not less than six months prior to the date of termination designated in such notice, which date shall be the last day of a calendar month. If the Lease is not so terminated at the end of the Base Term and other rental amounts are not specified in the Schedule or mutually agreed in writing, the Base Monthly Rental shall continue to be due and payable by Lessee. Any notice of termination may not be revoked without the written consent of the other party. Lessor shall have the opportunity to submit or match the last proposal for the financing of any equipment which is replacing Equipment leased pursuant to a Lease.

3.  RENTAL
a. The rental amount payable to Lessor by Lessee for each Item will be on the Schedule. As rent for Equipment, Lessee shall pay Lessor in immediately available funds and in advance (i) on the Base Term Commencement Date and on the first day of each month during the Base Term of the Lease the Basic Rent, per month, and (ii) on the Installation Date an amount equal to 1/30th of the Basic Rent for each Item times the number of days which will elapse from the Installation Date of such Item to the Base Term Commencement Date of the Lease. Each remittance from Lessee to Lessor shall contain information as to the Lease for which payment is made.

b. Any payment due under a Lease which is past due for more than five (5) days shall be immediately payable with interest computed from the day payment was due at the rate of 2.0% per month, or if such rate shall exceed the maximum rate of interest allowed by law, then at such maximum rate.

4.  TAXES
The Lessee agrees (i) to pay any and all taxes, assessments and other governmental charges of whatever kind or character and by whomever payable on or relating to each Item of Equipment and on the sale, ownership, use, shipment, transportation, delivery or operation thereof or the exercise of any option, election or performance of an obligation by the Lessee or Lessor under a Lease, including any penalties or interest thereon, which are levied, assessed or imposed during the Base Term, (ii) to pay all taxes, assessments and charges of the kind above referred to, including any penalties or interest thereon, which remain unpaid as of the date of delivery of such Item of Equipment to the Lessee irrespective of when the same may have been levied, assessed or imposed and (iii) to pay all taxes or like charges levied, assessed or imposed on or measured by the rents or other sums payable under such Lease, including any penalties or interest thereon, whether such taxes are payable by the Lessor or the Lessee. The foregoing obligations of Lessee shall include preparation and submission of all required Personal Property Tax filings to the applicable taxing authorities for any assessment date falling within the term of this Lease, or extension thereof, whether such Personal Property Tax Filings shall be, under applicable law, the obligation of the Lessor or Lessee, and Lessor hereby appoints Lessee its agent and attorney-in-fact for the purpose of making such filings on behalf of Lessor. Lessor agrees to cooperate fully with Lessee by executing any documents prepared by Lessee for filing (where the taxing authority will not accept Lessee's appointment as agent for Lessor) and forwarding promptly to Lessee any assessments, tax bills or other correspondence received in connection therewith.

This Section 4 shall not be deemed to obligate the Lessee to pay (i) any taxes, fees, assessments and charges which may have been included in the cost of each Item of Equipment as set forth in the Schedule, or (ii) any taxes, fees or other charges based on or measured by net income incurred as the result (whether solely or in part) of business or transactions unrelated to the applicable Lease, or (iii) any income, franchise and like taxes against the Lessor on or measured by the net income from the rents; provided, however, that the Lessee agrees to pay any such taxes on or measured by rents payable hereunder or the net income therefrom which are in substitution for or relieve the Lessee from any tax which the Lessee would otherwise be obligated to pay under the terms of this Section.

The Lessee shall not be obligated to pay any amount under this Section 4 so long as it shall, in good faith and by appropriate proceedings, be contesting the validity or the amount thereof unless such contest would adversely affect the title of the Lessor to an Item of Equipment or would subject it to forfeiture or sale. The Lessee agrees to indemnify and defend the Lessor against any loss, claim, demand or expense including any reasonable legal expense resulting from such non-payment or contest.

The obligations and liabilities of the Lessee under this Section 4 which arise during the Base Term shall continue in full force and effect notwithstanding the termination of the Lease or the termination of the term thereof whether by expiration of time, by operation of law or otherwise unless and until expressly released by the Lessor.

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                                                           Master Lease No. 701
5.  NET LEASE
The Lease is a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with the Equipment or its lease or purchase shall be borne by Lessee unless expressly agreed to the contrary in the Lease. Lessee's agreement to pay all obligations under the Lease, including but not limited to rent, is absolute and unconditional and such agreement is for the benefit of Lessor its successors and assigns. Lessee's obligations shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever. Except as may be otherwise expressly provided in the Lease, it shall not terminate, nor shall the obligations of Lessee be affected, by reason of any defect in or damage to, or any loss or destruction of, or obsolescence of, the Equipment or any Unit from any cause whatsoever, or the interference with the use by any private person, corporation or governmental authority, or as a result of any war, riot, insurrection or Act of God. It is the express intention of Lessor and Lessee that all rent and other sums payable by Lessee under the Lease shall be, and continue to be, payable in all events throughout the term of the Lease. The Lease shall be binding upon the Lessee, its successors and assigns and shall inure to the benefit of Lessor, its successors and assignees. All references to Lessor shall include the Lessor's successors and assigns.

6.  INSTALLATION, RETURN, AND USE OF EQUIPMENT
a. Upon delivery of the Equipment to Lessee, Lessee shall pay all transportation, installation, rigging, packing and insurance charges with respect to the Equipment. In the case of a sale and leaseback transaction, Lessee shall, upon the request of Lessor, certify the date the Equipment was first put into use. Lessee will provide the required electric current and a suitable place of installation for the Equipment with all appropriate facilities as specified by the manufacturer. No cards, tapes, disks, data cells or other input/output and storage media may be used by Lessee to operate any Unit unless it meets the specifications of the manufacturer.

b. Lessee shall, at all times during the term of the Lease, be entitled to unlimited use of the Equipment. Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the location stated in the Schedule without the prior written consent of Lessor and in no event shall the Equipment be moved outside the United States. Any time during the term of the Lease and upon the written request of Lessor, Lessee shall at Lessee's expense certify to Lessor (i) the location of the Equipment, (ii) the serial numbers, features, additions to or other characteristics of the Equipment and (iii) the eligibility of the Equipment for the manufacturer of the Equipment's standard maintenance contract. Lessee will comply with all laws, regulations, and ordinances, and all applicable requirements of the manufacturer of the Equipment which apply to the physical possession, use, operation, condition, and maintenance of the Equipment. Lessee agrees to obtain all permits and licenses necessary for the operation of the Equipment.

c. Except such improvements as may be readily removed without causing material damage to the Equipment and without in any way affecting or impairing the originally intended function, value or use of the Equipment, Lessee shall not, without the prior written consent of Lessor, affix or install any accessory, feature, equipment or device to the Equipment or make any improvement, upgrade, modification, alteration or addition to the Equipment (any such accessory, feature, equipment, device or improvement, upgrade, modification, alteration or addition affixed or installed is an "Improvement"). Title to all Improvements shall, without further act, upon the making, affixing or installing of such Improvement, vest in Lessor. Removal of the Improvement shall be performed by the manufacturer, at the sole expense of Lessee. Provided the Equipment is returned to Lessor in the condition required by the Lease, including, but not limited to, coverage under the manufacturer's standard maintenance contract, title to the Improvement shall vest in the Lessee upon removal. Any Improvement not removed from the Equipment prior to return shall remain the property of Lessor and shall be certified for maintenance by the manufacturer, at Lessee's expense.

During the Lease term and any renewal term, Lessee shall cause all Improvements to be maintained, at Lessee's expense, in accordance with the requirements of Section 7. Unless otherwise agreed to by Lessor, upon the expiration or earlier termination of the Lease term, any Improvement shall be de-installed and removed from the Equipment, at Lessee's expense. If the Improvement is removed, the Equipment shall be restored to its unmodified condition and shall be certified for maintenance by the manufacturer, at Lessee's expense.

In the event an Improvement is provided to Lessee by a party other than Lessor, Lessee shall cause such party to execute and deliver to Lessor such documents as shall be reasonably required by Lessor to protect the interests of Lessor and any Assignee in the Equipment, this Master Lease and any Schedule.

d. Lessee shall, at the termination of the Lease, at its expense, de-install, pack and return the Equipment to Lessor at such location within the continental United States as shall be designated by Lessor in the same operating order, repair, condition and appearance as of the Installation Date, reasonable wear and tear excepted, with all current engineering changes prescribed by the manufacturer of the Equipment or a maintenance contractor approved by Lessor (the "Maintenance Organization") incorporated in the Equipment. Until the return of the Equipment to Lessor, Lessee shall be obligated to pay the Base Monthly Rental and all other sums due under the Lease. Upon redelivery to Lessor, Lessee shall arrange and pay for such repairs (if any) as are necessary for the manufacturer of the Equipment or Maintenance Organization to accept the Equipment under a maintenance contract at its then standard rates.

7.  MAINTENANCE AND REPAIRS
Lessee shall, during the term of the Lease, maintain in full force and effect a contract with the manufacturer of the Equipment or Maintenance Organization covering maintenance of the Equipment. Lessee upon request shall furnish Lessor with a copy of such maintenance contract as amended or supplemented. During the term of the Lease, Lessee shall, at its expense, keep the Equipment in good working order, repair, appearance and condition and make all necessary adjustments, repairs and replacements, all of which shall become the property of Lessor. Lessee shall not use or permit the use of the Equipment for any purpose for which, in the opinion of the manufacturer of the Equipment or Maintenance Organization, the Equipment is not designed or intended.

8.  OWNERSHIP, LIENS AND INSPECTIONS
a. Lessee shall keep the Equipment free from any marking or labeling which might be interpreted as a claim of ownership by Lessee or any party other than Lessor, its successors and assigns and shall affix and maintain tags, decals or plates furnished by Lessor to the Equipment indicating ownership and title to the Equipment in Lessor (or its successors or assigns). Upon reasonable notice to Lessee, Lessor or its agents shall have access to the Equipment and Lessee's books and records with respect to the Lease and the Equipment at reasonable times for the purpose of inspection and for any other purposes contemplated by the Lease, subject to the reasonable security requirements of Lessee.

b. Lessee shall execute and deliver such instruments, including Uniform Commercial Code financing statements, as are required to be filed to evidence the interest of Lessor, its successors and assigns in the Equipment or the Lease. Lessee has no interest in the Equipment

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                                                           Master Lease No. 701

except as expressly set forth in the Lease, and that interest is a lease-hold interest. Lessor and Lessee agree, and Lessee represents for the benefit of Lessor, its successors and assigns, that the Lease is intended to be a "finance lease" and not a "lease intended as security" as those terms are used in the Uniform Commercial Code, and that the Lease is intended to be a "true lease" as the term is commonly used under the Internal Revenue Code of 1986, as amended.

c. LESSEE SHALL KEEP THE LEASE, THE EQUIPMENT AND ANY IMPROVEMENTS PROVIDED BY LESSOR FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES AND LESSEE SHALL NOT ASSIGN THE LEASE OR ANY OF ITS RIGHTS UNDER THE LEASE OR SUBLEASE ANY OF THE EQUIPMENT OR GRANT ANY RIGHTS TO THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. No permitted assignment or sublease shall relieve Lessee of any of its obligations under the Lease and Lessee agrees to pay all costs and expenses Lessor may incur in connection with such sublease or assignment. Except as contemplated above, Lessee grants to Lessor the right of first refusal on any sublease or grant of Lessee's rights to the Equipment.

9.  DISCLAIMER OF WARRANTIES
a. LESSOR LEASES THE EQUIPMENT "AS IS", AND BEING NEITHER THE MANUFACTURER OF THE EQUIPMENT NOR THE AGENT OF EITHER THE MANUFACTURER OR SELLER, LESSOR DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENTS OR THE LIKE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER INCLUDING THE ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY OF LESSOR, NOR SHALL THERE BE ANY ABATEMENT OF RENTAL FOR ANY REASON INCLUDING CLAIMS ARISING OUT OF OR IN CONNECTION WITH (i) THE DEFICIENCY OR INADEQUACY OF THE EQUIPMENT FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSOR, (ii) ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT, (iii) THE USE OR PERFORMANCE OF THE EQUIPMENT, OR
(iv) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE, WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING.

b. For the term of the Lease, Lessor assigns to Lessee (to the extent possible), and Lessee may have the benefit of, any and all manufacturer's warranties, service agreements and patent indemnities, if any, with respect to the Equipment, provided, however, that Lessee's sole remedy for the breach of any such warranty, indemnification or service agreement shall be against the manufacturer of the Equipment and not against Lessor, nor shall any such breach have any effect whatsoever on the rights and obligations of Lessor or Lessee with respect to the Lease.

10. ASSIGNMENT
a. Lessee acknowledges and understands that Lessor may assign to a successor, lender or purchaser (the "Assignee"), all or any part of the Lessor's right, title and interest in and to the Lease and the Equipment and Lessee consents to such assignment. In the event Lessor transfers or assigns, or retransfers or reassigns, to an Assignee all or part of Lessor's interest in the Lease, the Equipment or any sums payable under the Lease, whether as collateral security for loans or advances made or to be made to Lessor by such Assignee or otherwise, Lessee covenants that, upon receipt of notice of any such transfer or assignment and instructions from Lessor, (i) Lessee shall, if so instructed, pay and perform its obligations under the Lease to the Assignee (or to any other party designated by Assignee), and shall not assign the Lease or any of its rights under the Lease or permit the Lease to be amended, modified or terminated without the prior written consent of Assignee, (ii) Lessee's obligations under the Lease with respect to Assignee shall be absolute and unconditional and not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim for any reason, alleged or proven, including, but not limited to, defect in the Equipment, the condition, design, operation or fitness for use of the Equipment or any loss or destruction or obsolescence of the Equipment or any part, the prohibition of or other restrictions against Lessee's use of the Equipment, the interference with such use by any person or entity, any failure by Lessor to perform any of its obligations contained in the Lease, any insolvency or bankruptcy of Lessor, or for any other cause, (iii) Lessee shall, upon request of Lessor, submit such documents and certificates as may be reasonably required by Assignee to secure and complete such transfer or assignment, including but not limited to the documents set forth in
Section 15(c) of this Master Lease, (iv) Lessee shall deliver to Assignee copies of any notices which are required under the Lease to be sent to Lessor, and (v) Lessee shall, if requested, restate to Assignee the representations, warranties and covenants contained in the Lease (upon which Lessee acknowledges Assignee may rely) and shall make such other representations, warranties and covenants to Assignee as may be reasonably required to give effect to the assignment.

b. Lessor shall not make an assignment or transfer to any Assignee who shall not agree that, so long as Lessee is not in default under the Lease, including but not limited to a default in the payment of rent to Assignee pursuant to a notice of assignment, such Assignee shall take no action to interfere with Lessee's quiet enjoyment and use of the Equipment in accordance with the terms of the Lease. No such assignment or conveyance shall relieve Lessor of its obligations under the Lease and Lessee agrees it shall not look to any Assignee to perform any of Lessor's obligations under the Lease.

11. QUIET ENJOYMENT
Lessor covenants that so long as Lessee is not in default under a Lease Lessee will quietly possess the Equipment subject to and in accordance with the provisions of the Lease.

12. INDEMNIFICATION
Lessee shall and does agree to indemnify, protect, save and keep harmless Lessor, its agents, successors and assigns, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, or expenses (including legal fees and expenses) of any kind and nature whatsoever which may be imposed upon, incurred by or asserted against Lessor or its respective agents, successors, or assigns, in any way relating to or arising out of the Lease, and, while the Equipment is in the possession or control of Lessee, the manufacture, purchase, acceptance, rejection, return, ownership, lease, disposition, installation, delivery, possession, use, condition, operation, or accident in connection with the Equipment (including, without limitation, those claims based on latent and other defects, whether or not discoverable, or claims based on strict liability, or any claim for patent, trademark or copyright infringement). Lessor's rights arising from this Section shall survive the expiration or other termination of the Lease.

13. RISK OF LOSS
a. Unless otherwise provided for in the Schedule, Lessee assumes and shall bear the entire risk of loss and damage, whether or not insured against, of the Equipment from any and every cause whatsoever from the date the Equipment is delivered to Lessee to the date the Equipment is returned to Lessor in accordance with the terms hereof.

b. In the event of loss or damage of any kind to any Item during the time period set forth in Section 13(a), Lessee shall use all reasonable



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                                                           Master Lease No. 701

efforts to place the Item in good repair, condition and working order to the reasonable satisfaction of Lessor within 90 days of such loss or damage, unless the manufacturer of the Equipment determines that such Item has been irreparably damaged, in which case Lessee shall, within 10 days of the manufacturer's determination of irreparable loss, make its election to either pay Lessor the Stipulated Loss Value (as set forth in Attachment A to this Master Lease) for the irreparably damaged Item or replace the irreparably damaged Item, all as provided in this Section. To the extent that the Item is damaged but not irreparably damaged and if Lessee's entitled, pursuant to the insurance coverage, to obtain proceeds from such insurance for the repair of the Item, Lessee may arrange for the disbursement of such proceeds to pay the cost of repair.

c. In the event that Lessee elects to pay Lessor the Stipulated Loss Value for the irreparably damaged Item, Lessee shall (i) pay such amount (computed as of the first day of the month following the determination of the irreparable damage by the manufacturer) to Lessor on the first day of the month following the election by Lessee as provided in (b) above, (ii) pay all Base Monthly Rental for the Equipment up to date that the Stipulated Loss Value is paid to Lessor; and (iii) arrange, with the consent of Lessor, for the disposition of the irreparably damaged Item with the insurance company paying the Lessee or Lessor the proceeds relating to the irreparably damaged Item. If not all the Equipment is irreparably damaged, the original list price of the irreparably damaged Item shall be multiplied by the applicable percentage set forth in Annex A to compute the Stipulated Loss Value for such irreparably damaged Item, and the Base Monthly Rental for the undamaged Equipment remaining due (after payment of the Stipulated Loss Value for the irreparably damaged Item) shall be that amount resulting from multiplying the original Base Monthly Rental by the ratio of the original list price of the undamaged Equipment divided by the original list price for all the Equipment prior to the damage.

d. If Lessee elects to replace the irreparably damaged Item, Lessee shall continue all payments under the Lease without interruption, as if no such damage, loss or destruction had occurred, and shall replace such irreparably damaged Item, paying all such costs associated with the replacement. Lessee shall within 20 days following the date of determination of irreparable damage by the manufacturer, effect the replacement by replacing the irreparably damaged Item with replacement equipment so that Lessor has good and valid title to such replacement equipment. The "Replacement Item" or "Replacement Equipment" shall have a fair market value at the time of such replacement equal to the then fair market value of the Equipment or Items thereof for which replacement is made, and anticipated to have a fair market value at the expiration of the Base Term equal to the fair market value which the Equipment or Items for which replacement is made would have had at the end of the Base Term, and (i) be the same type and of at least equal capacity to the Equipment for which the replacement is being made. Upon delivery, such Replacement Equipment shall become subject to all of the terms and conditions of the Lease. Lessee shall execute all such documents necessary to effect the foregoing.

e. For the purpose of the Lease, the term "fair market value" shall mean the price that would be obtained in an arm's-length transaction between an informed and willing buyer-user under no compulsion to buy or lease and an informed and willing seller-lessor under no compulsion to sell or lease. If Lessor and Lessee are unable to agree upon fair market value, such value shall be determined, at Lessee's expense, in accordance with the foregoing definition, by three independent appraisers, one to be appointed by Lessee, one to be appointed by Lessor and the third to be appointed by the first two.

14. INSURANCE
During the term of the Lease, Lessee, at its own expense, shall maintain in regard to the Equipment all risk and comprehensive public liability insurance in amounts and with carriers reasonably satisfactory to Lessor. Any such insurance shall name Lessor and the Assignee as additional insureds and, as for the all risk insurance, loss payees as their interest may appear. All such insurance shall provide that it may not be terminated, cancelled or altered without at least 30 days' prior written notice to Lessor and its successors and assigns. Coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee agrees to supply to Lessor, upon request, evidence of such insurance.

15. REPRESENTATIONS AND WARRANTIES OF LESSEE, FINANCIAL STATEMENTS
a.   Lessee represents and warrants to Lessor and its successors and assigns
(i) that the execution, delivery and performance of this Master Lease and the Lease was duly authorized and that upon execution of this Master Lease and the Lease by Lessee and Lessor, the Master Lease and the Lease will be in full force and effect and constitute a valid legal and binding obligation of Lessee, and enforceable against Lessee in accordance with their respective terms; (ii) the Equipment subject to the Lease is accurately described in the Lease and all documents of Lessee relating to the Lease; (iii) that Lessee is in good standing in the jurisdiction of its incorporation and in any jurisdiction in which any of the Equipment is located; (iv) that no consent or approval of, giving of notice to, registration with, or taking of any other action in respect of, any state, federal or other government authority or agency is required with respect to the execution, delivery and performance by the Lessee of this Master Lease or the Lease or, if any such approval, notice, registration or action is required, it has been obtained; (v) that the entering into and performance of this Master Lease and the Lease will not violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Articles of Incorporation or By-Laws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Lessee or upon the Equipment pursuant to any instrument to which Lessee is a party or by which it or its property may be bound; (vi) there are no actions, suits or proceedings pending, or to the knowledge of Lessee, threatened, before any court or administrative agency; arbitrator or governmental body which will, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under the Lease or any related agreement to which it is a party; (vii) that aside from the Master Lease and the Lease there are no additional agreements between Lessee and Lessor relating to the Equipment; and (viii) that any and all financial statements and other information with respect to Lessee supplied to Lessor at the time of execution of the Lease and any amendments are true and complete. The foregoing representations and warranties shall survive the execution and delivery of the Lease and any amendments hereto shall upon the written request of Lessor, be made to Lessor's successors and assigns.

b. Prior to and during the term of the Lease, Lessee will furnish Lessor, when reasonably available, with Lessee's audited financial statements, which will be considered confidential information and handled by Lessor in the same manner as Lessor handles its own confidential information. If Lessee is a subsidiary of another company, Lessee shall supply such company's financial statements and guarantees as are reasonably acceptable to Lessor. For income tax purposes, Lessor and Lessee agree to treat the Schedule(s) as finance leases. Lessee shall also provide Lessor with such other statements concerning the Lease and condition of the Equipment as Lessor may from time to time request.

c. Upon Lessor's request, Lessee shall, with respect to the Master Lease, deliver to Lessor (i) a certificate of a secretarial officer of Lessee

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                                                           Master Lease No. 701

certifying the by-law, resolution (specific or general) or corporate action authorizing the transactions contemplated in the Lease; (ii) an incumbency certificate certifying that the person signing this Master Lease and the Lease holds the office the person purports to hold and has authority to sign on behalf of Lessee; and (iii) an opinion of Lessee's counsel with respect to the representations in Section 15(a). Upon Lessor's request, Lessee shall, with respect to each Lease, deliver to Lessor (i) an agreement with Lessor's Assignee with regard to any assignment as referred to in Section 10; (ii) the purchase documents if Lessee has sold or assigned its interest in the Equipment to Lessor, (iii) an insurance certificate evidencing any insurance provided by Lessee pursuant to Section 14; and (iv) an acceptance certificate in a form reasonably acceptable to Lessor and duly executed by Lessee. Failure by Lessee to deliver any of these documents when due shall operate, at Lessor's option, to continue the Installation Term for the Lease, thus delaying the Base Term Commencement Date, or to increase the Base Monthly Rental to recover costs incurred by Lessor consequent to the delay, or to terminate the Lease as provided in Section 16.


16.      DEFAULT REMEDIES

a. The following shall be deemed "Events of Default" under the Lease; (i) Lessee fails to pay any installment of rent or other charge within 5 days of the date such payment is due; or (ii) Except as expressly permitted in the Lease, Lessee attempts to remove, sell, encumber, assign or sublease or fails to insure any of the Equipment, or fails to deliver any documents required of Lessee under the Lease; or (iii) Any representation or warranty made by Lessee or Lessee's guarantor in the Lease or any document supplied in connection with the Lease or any financial statement is misleading or materially inaccurate; or (iv) Lessee fails to observe or perform any of the other obligations required to be observed or performed by Lessee under the Lease within 30 days of Lessee's first knowledge of such failure; or, if more than 30 days are reasonably required to cure such failure, Lessee fails to commence and to continue to diligently perform such obligations within such 30 days; or (v) Lessee or Lessee's guarantor ceases doing business as a going concern; makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated a bankrupt or an insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting or fails to deny the material allegations of a petition filed against it in any such proceeding; consents to or acquiesces in the appointment of a trustee, receiver, or liquidator for it or of all or any substantial part of its assets or properties, or if it or its trustee, receiver, liquidator or shareholders shall take any action to effect its dissolution or liquidation; or (vi) if within 30 days after the commencement of any proceedings against Lessee or Lessee's guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within 30 days after the appointment (with or without Lessee's or Lessee's guarantor's consent) of any trustee, receiver or liquidator of it or of all or any substantial part of its respective assets and properties, such appointment shall not be vacated.

b. Upon the happening of any Event of Default, Lessor may declare the Lessee in default. Lessee authorizes Lessor at any time thereafter to enter any premises where the Equipment may be and take possession of the Equipment. Lessee shall, without further demand, immediately pay Lessor an amount which is equal to (i) any unpaid amount due on or before Lessor declared the Lease to be in default, plus (ii) as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value for the Equipment computed as of the date Lessor declares the Lease in default, together with interest as provided herein, plus (iii) all attorney and court costs incurred by Lessor relating to the enforcement of its rights under the Lease. In the Event of Default, at the request of Lessor and to the extent requested by Lessor, Lessee shall immediately comply with the provisions of
Section 6(d). Lessor may sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, without having the Equipment present at the place of sale; or Lessor may lease, otherwise dispose of, or keep idle all or part of the Equipment, subject, however, to its obligation to mitigate damages; and Lessor may use Lessee's premises for any or all of the foregoing. The proceeds of sale, lease or other disposition, if any, of the Equipment shall be applied (1) to all Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Equipment including attorney fees; then
(2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value for the Equipment and all other sums owed by Lessee under the Lease, including any unpaid rent and indemnities then remaining unpaid under the Lease; then (3) to reimburse to Lessee any such sums previously paid by Lessee as liquidated damages; (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and (2) immediately. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of the Lease unless Lessor so notifies Lessee in writing. Lessor may also proceed by appropriate court action, either at law or in equity to enforce performance by Lessee of the applicable covenants of the Lease or to recover damages for the breach of the Lease.

c. The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of any future breach of the same or any other obligation. The subsequent acceptance of rental payments under the Lease by Lessor shall not be deemed a waiver of any such prior existing breach at the time of acceptance of such rental payments. The rights afforded Lessor under Section 16 shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for in the Lease or now or later existing in law (including as appropriate all the rights of a secured party or lessor under the Uniform Commercial Code) or in equity and Lessor's exercise or attempted exercise of such rights or remedies shall not preclude the simultaneous or later exercise of any or all other rights or remedies.

d. In the event Lessee shall fail to perform any of its obligations under the Lease, then Lessor, in addition to all of its rights and remedies under the Lease, may perform the same, but shall not be obligated to do so, at the cost and expense of Lessee. In any such event, Lessee shall promptly reimburse Lessor for any such costs and expenses incurred by Lessor.

17. GENERAL

a. The Lease shall be deemed to have been made and delivered in the Commonwealth of Massachusetts and shall be governed in all respects by the laws of such state.

b. The Master Lease and the Lease constitute the entire and only agreement between Lessee and Lessor with respect to the Equipment. The covenants, conditions, terms and provisions may not be waived or modified orally and shall supersede all previous proposals, both oral and written, negotiations, representations, commitments, writings or agreements or any other communication between the parties. The Lease may not be amended or discharged except by a subsequent written agreement entered into by duly authorized representatives of Lessor and Lessee.

c. All notices, covenants or requests desired or required to be given under the Lease shall be in writing and shall be delivered in person or sent by certified mail, return receipt requested, or by courier service to the address of the other party set forth in the introduction of the Master Lease or to such other address as such party shall have designated by proper notice.

                                                           Master Lease No. 701

d. Each Lease may be executed in one or more counterparts each of which shall be deemed an original, but there shall be a single executed original of each Lease which shall be marked "Counterpart No. 1" (the "Original"); all other counterparts shall be marked "Counterpart No. 2 and Counterpart No. 3". To the extent, if any, that a Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in the Lease may be created through the transfer or possession of any counterpart other than the Original.

e. Section headings are for convenience only and shall not be construed as part of the Lease.

f. It is expressly understood that all of the Equipment shall be and remain personal property, notwithstanding the manner in which the same may be attached or affixed to realty, and Lessee shall do all acts and enter into all agreements necessary to assure Lessor that the Equipment remains personal property and that the respective interests of Lessor and its assignees are protected and represented. Lessor may upon written notice to Lessee inform Lessee that certain items supplied to Lessee are leased to Lessor and are supplied to Lessee under the Lease as a sublease. Lessee agrees to execute and deliver such acknowledgments and assignments in connection with such a Lease as are reasonably required.

g. The obligations of Lessor hereunder shall be suspended to the extent that it is hindered or prevented from complying therewith because of labor disturbances, including strikes and lockouts, acts of God, fires, storms, accidents, govern-mental regulations or interferences or any cause whatsoever not within control of Lessor.

h. Any provision of the Master Lease or any Schedule prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall, at the sole option of the Lessor, be ineffective as to such jurisdiction without invalidating the remaining provisions of the Master Lease and such Schedule.

i. Lessee agrees not to discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, handicap, or status as disabled or Vietnam veteran.

The parties have executed this Master Lease of Terms and Conditions for Lease as of the date written below.

LESSOR:  TLP LEASING PROGRAMS, INC.         LESSEE:  HEALTHGATE DATA CORP.

   /s/ Arthur P. Beecher                      /s/ Mary B. Miller
-----------------------------------         ----------------------------------
Name:  Arthur P. Beecher                   Name:  Mary B. Miller
       ----------------------------              -----------------------------
Title: President                           Title: Chief Financial Officer
      -----------------------------               ----------------------------
Date:  August 27, 1999                            Date:  August 27, 1999
     ------------------------------              -----------------------------
                                                   DULY AUTHORIZED SIGNATORY

Please note that the Master Lease of Terms and Conditions for Lease is Exhibit A to the Lease and is not chattel paper by itself.

If there are no Additional Provisions to this Master Lease of Terms and
Conditons for Lease check here   /
                                ---

                                                           Master Lease No. 701

                                  ATTACHMENT A TO

             MASTER LEASE OF TERMS AND CONDITIONS FOR LEASE NO. 701

                           DATED AS OF AUGUST 3, 1999

                  BETWEEN TLP LEASING PROGRAMS, INC. ("LESSOR")

                                       AND

                        HEALTHGATE DATA CORP. ("LESSEE")

                             STIPULATED LOSS VALUES

The following Stipulated Loss Values are expressed as a percent of the equipment cost set forth in the Schedule.




Prior To        Stipulated    Prior to    Stipulated     Prior to      Stipulated
Payment            Loss       Payment        Loss         Payment        Loss
 Number            Value      Number         Value        Number         Value
--------        ----------    --------    ----------     --------      -----------
  1......       108.16%         13......   81.36%           25......   54.56%

  2......       105.23%         14......   79.13%           26......   52.33%

  3......       103.59%         15......   76.990%          27......   50.10%

  4......       101.16%         16......   74.66%           28......   47.87%

  5......        99.43%         17......   72.43%           29......   45.63%

  6......        96.99%         18......   70.20%           30......   43.40%

  7......        94.96%         19......   67.96%           31......   41.17%

  8......        92.53%         20......   65.73%           32......   38.93%

  9......        90.29%         21......   63.50%           33......   36.70%

 10......        88.06%         22......   61.26%           34......   34.47%

 11......        85.83%         23......   59.03%           35......   32.23%

 12......        83.60%         24......   56.80%           36 &....   30.00%
                                                            AFTER



                                           LESSEE:  HEALTHGATE DATA CORP.

                                              /s/ Mary B. Miller
                                           ------------------------------------
                                           Name:  Mary B. Miller
                                                 ------------------------------
                                           Title: Chief Financial Officer
                                                 ------------------------------
                                           Date:  August 27, 1999
                                                 ------------------------------